Exhibit 99.3

HG HOLDINGS, INC. and SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 1, 2021, HG Holdings, Inc. (the “Company”) entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Title Agency Ventures LLC, a Delaware limited liability company (“TAV”), and Fidelis US Holdings, Inc., a Delaware corporation (“Seller”).  On such date, pursuant to the Purchase Agreement and in an immediate sign-and-close transaction, the Company purchased 50% of the membership interests of TAV from Seller (the “Second Acquisition”) for $2.2 million (the “Purchase Price”).

The Acquisition, combined with the previously-announced acquisition (the “First Acquisition”, and collectively with the Second Acquisitions, the “Acquisition”) by the Company in July 2021 of a 100% membership interest in National Consumer Title Group LLC, a Florida limited liability company, which owns a 50% membership interest in TAV, the Company now is the sole owner of TAV, and by virtue thereof, owns all of the membership interests in Omega National Title Agency (“Omega”), a Florida based title agency. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions. As previously disclosed, in the First Acquisition, the Company also effectively purchased 100% of the stock of National Consumer Title Insurance Company (“NCTIC”), NCTIC provides title insurance, closing and/or escrow services and similar or related services in the state of Florida in connection with residential real estate transactions.  The Company has previously provided certain pro forma financial statements of NCTIC in its amendment No. 1 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2021 (“October 2021 Form 8-K/A”) and the pro forma financial statements provided herein include NCTIC’s pro forma financial statements as set forth below.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the Company’s unaudited statement of operations for the six months ended June 30, 2021, NCTIC’s unaudited statement of operations for the six months ended June 30, 2021, NCTG’s unaudited statement of operations for the six months ended June 30, 2021, and TAV’s unaudited statement of operations for the six months ended June 30, 2021.

Both the full year and six month unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had been consummated on January 1, 2020 and January 1, 2021, respectively, and include adjustments which are directly attributable to the Acquisition, are expected to have continuing impact on the combined results of operations, and are factually supportable.

The unaudited pro forma condensed combined balance sheet combines the Company’s unaudited consolidated balance sheet as of June 30, 2021, NCTIC’s unaudited combined balance sheet as of June 30, 2021, NCTG’s unaudited combined balance sheet as of June 30, 2021, and TAV’s unaudited combined balance sheet as of June 30, 2021, giving effect to the Acquisition as if it had been consummated on June 30, 2021.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are also referred to herein as the unaudited pro forma financial statements.

The unaudited pro forma financial statements are presented for information purposes only and should be read in conjunction with the accompanying notes to the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements are based on and should be read in conjunction with the following historical financial statements and accompanying notes for the Company, the historical combined financial statements and accompanying notes of NCTG, and the historical combined financial statements and accompanying notes of NCTIC:

●

Separate unaudited historical financial statements and the related notes of the Company as of and for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, as well as the audited historical financial statements and the related notes of the Company as of and for the year ended December 31, 2020 included in its Annual Report on Form 10-K for the year ended December 31, 2020;

●

Separate audited historical financial statements of NCTG for the year ended December 31, 2020 and for the period June 1, 2019 (inception) through December 31, 2019, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A;

●

Separate unaudited historical financial statements of NCTG as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A;

●	Separate audited historical financial statements of NCTIC as of December 31, 2020 and 2019 and for the years then ended, which are included as Exhibit 99.1 to the October 2021 Form 8-K/A; and

●	Separate unaudited historical financial statements of NCTIC as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, which are included as Exhibit 99.2 to the October 2021 Form 8-K/A.

The unaudited pro forma financial statements have been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information. The unaudited pro forma financial statements are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the Acquisition on the dates indicated, nor do they purport to project the future financial position or operating results of the combined businesses.

The unaudited pro forma financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary adjustments and the final acquisition accounting may occur and these differences could have a material impact on the future results of operations and financial position of the combined company.

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in thousands, except share data)

	HG Holdings, Inc.	NCTIC	NCTG	TAV	Pro Forma Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$12,199	$4,834	$9	$2,703	$(7,663)	(A)	$12,082
Restricted cash	234	-	-	10,650	-		10,884
Accounts receivable	-	40	-	172	-		212
Interest and dividend receivables	298	-	-	-	-		298
Prepaid expenses and other current assets	161	-	418	54	(418)	(G)	215
Total current assets	12,892	4,874	427	13,579	(8,081)		23,691

Property, plant and equipment, net	6	-	-	228	-		234
Investment in affiliate	11,764	-	3,032	-	(3,032)	(B)	11,764
Investment in subsidiary	-	-	-	-	-	(C)	-
Subordinated notes receivable	1,713	-	-	-	-		1,713
Goodwill	-	-	-	4,040	411	(F)	4,451
Net deferred tax asset	-	14	-	-	(14)	(E)	-
Income taxes Recoverable	-	4	-	-	(4)	(E)	-
Other assets	543	-	-	-	-		543
Total assets	$26,918	$4,892	$3,459	$17,847	$(10,720)		$42,396

LIABILITIES
Current liabilities:
Accounts payable	$5	$169	$-	$170	$-		$344
Accrued salaries, wages and benefits	4	-	-	-	-		4
Other accrued expenses	205	-	10	418	(418)	(G)	215
Reserves for claims	-	209	-	-	-		209
Reinsurance premium payables	-	41	-	-	-		41
Escrow liabilities	-	3	-	10,650	-		10,653
Total current liabilities	214	422	10	11,238	(418)		11,466

Long-term liabilities:
Note Payable	-	-	-	545	-		545
Other long-term liabilities	239	-	-	-	-		239
Total long-term liabilities	239	-	-	545	-		784
Total liabilities	453	422	10	11,783	(418)		12,250

Stockholders' Equity
Common stock, $0.02 par value, 35,000,000 shares authorized and 34,404,556 shares issued and outstanding	684	3,000	2,200	4,400	(9,600)	(H)	684
Capital in excess of par value	29,780	1,500	-	-	(1,500)	(H)	29,780
Retained deficit	(3,999)	(30)	1,249	1,664	797	(I)	(319)
Total stockholders' equity	26,465	4,470	3,449	6,064	(10,303)		30,145
Total liabilities and stockholders' equity	$26,918	$4,892	$3,459	$17,847	$(10,721)		$42,395

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in thousands)

	HG Holdings, Inc.	NCTIC	NCTG	TAV	Pro Forma Adjustment	Notes	Combined
Revenue
Premiums earned, net of reinsurance ceded	$-	$941	$-	$2,332	$-		$3,273
Other title fees and service charges	-	77	-	1,446	-		1,523
Management fees	-	-	197	-	(197)	(B)	-
Other income	-	-	-	14	-		14
Net investment income	-	1	-	-	-		1
Total Revenue	-	1,019	197	3,792	(197)		4,811

Expenses
Provision for title claim losses	-	(37)	-	(57)	-		(94)
Search and other title fees	-	-	-	(50)	-		(50)
General and administrative expenses	(596)	(970)	-	(2,905)	329	(D)	(4,142)
Total Expenses	(596)	(1,007)	-	(3,012)	329		(4,286)

Other income/expenses
Interest income	13	-	-	-	-		13
Dividend income	513	-	-	-	-		513
Income (loss) from affiliate	(226)	-	390	-	(390)	(C)	(226)

(Loss) income from operations before income taxes	(296)	12	587	780	(258)		825

Income tax (expense) benefit	-	(1)	-	-	1	(A)	-

Net (loss) income	$(296)	$11	$587	$780	$(257)		$825

Basic and diluted (loss) income per share:
Net (loss) income	$(0.01)	$-	$-	$-	$-		$0.02

Weighted average shares outstanding:
Basic	33,988	-	-	-	-		33,988
Diluted	33,988	-	-	-	-		33,988

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands)

	HG Holdings, Inc.	NCTIC	NCTG	TAV	Pro Forma Adjustments	Notes	Combined
Revenue
Premiums earned, net of reinsurance ceded	$-	$1,504	$-	$3,507	$-		$5,011
Other title fees and service charges	-	185	-	2,300	-		2,485
Management fees	-	-	162	-	(162)	(B)	-
Other income	-	-	-	17	-		17
Net investment income	-	14	-	-	-		14
Total Revenue	-	1,703	162	5,824	(162)		7,527

Expenses
Provision for title claim losses	-	(62)	-	(19)	-		(81)
Search and other title fees	-	-	-	(123)	-		(123)
General and administrative expenses	(1,304)	(1,600)	(1)	(5,030)	162	(D)	(7,773)
Total Expenses	(1,304)	(1,662)	(1)	(5,172)	162		(7,977)

Other income/expenses
Interest income	608	-	-	-	-		608
Dividend income	684	-	-	-	-		684
Gain on settlement of subordinated note receivable	1,326	-	-	-	-		1,326
Impairment loss	(833)	-	-	-	-		(833)
Income (loss) from affiliate	(418)	-	326	-	(326)	(C)	(418)

Income from operations before income taxes	63	41	487	652	(326)		917

Income tax (expense) benefit	-	(10)	-	-	10	(A)	-

Net income	$63	$31	$487	$652	$(316)		$917

Basic and diluted income per share:
Net income	$0.00	$-	$-	$-	$-		$0.04

Weighted average shares outstanding:
Basic	25,004	-	-	-	-		25,004
Diluted	25,421	-	-	-	-		25,421

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Please refer to the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements in Exhibit 99.3 of the October 5, 2021 Form 8-K/A for more information regarding the NCTIC pro forma information.

1. Description of the Acquisition

On September 1, 2021, HG Holdings, Inc. (the “Company”) entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Title Agency Ventures LLC, a Delaware limited liability company (“TAV”), and Fidelis US Holdings, Inc., a Delaware corporation (“Seller”). On such date, pursuant to the Purchase Agreement and in an immediate sign-and-close transaction, the Company purchased 50% of the membership interests of TAV from Seller (the “Acquisition”) for $2.2 million (the “Purchase Price”).

The Acquisition, combined with the previously-announced acquisition by the Company in July 2021 of a 100% membership interest in National Consumer Title Group LLC, a Florida limited liability company, which owns a 50% membership interest in TAV, the Company now is the sole owner of TAV, and by virtue thereof, owns all of the membership interests in Omega National Title Agency (“Omega”), a Florida based title agency. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined balance sheet presents the Company’s historical financial position combined with NCTIC, NCTG and TAV as if the Acquisition had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 present the combined results of the Company as if the Acquisition with NCTIC, NCTG and TAV had occurred on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present the combined results of the Company as if the Acquisition with NCTIC, NCTG and TAV had occurred on January 1, 2021. The accompanying unaudited pro forma condensed combined financial statements include management’s assumptions and certain adjustments as described in greater detail herein.

The unaudited pro forma condensed combined balance sheet information is based on the following:

●	With respect to the Company, the unaudited balance sheet as of June 30, 2021; and

●	With respect to NCTIC, NCTG and TAV, the unaudited combined balance sheets as of June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 is based on the following:

●

With respect to the Company, the unaudited statement of operations for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021; and

●	With respect to NCTIC, NCTG and TAV, the unaudited combined statements of operations for the six months ended June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 is based on the following:

●	With respect to the Company, the audited statement of operations for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; and

●

With respect to NCTIC and NCTG, the audited combined statements of operations for the year ended December 31, 2020 and with respect to TAV, the unaudited combined statement of operations for the year ended December 31, 2020.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the audited annual and unaudited interim historical financial statements of the Company and NCTIC and NCTG. The unaudited pro forma financial statements are presented for illustrative purposes only. The historical financial statements have been adjusted in the accompanying unaudited pro forma financial statements to give effect to the pro forma events that are (a) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

As the acquirer for accounting purposes, the Company has estimated the fair value of the NCTIC, NCTG and TAV assets acquired and liabilities assumed, and conformed the accounting policies of NCTG to its own accounting policies. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the purchase price is preliminary, pending the finalization of various estimates and analyses as outlined in the Purchase Agreement. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts eventually recorded for the Acquisition, may differ materially from the pro forma information presented.

The unaudited forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They may also not be useful in predicting the future financial condition or results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies that could result from the Acquisition, or additional expenses which could also result from the Acquisition. Additionally, the unaudited pro forma condensed combined financial statements do not reflect additional revenue opportunities following the Acquisition.

3. Accounting Policies and Reclassifications

As a result of the continuing review of NCTG and TAV’s accounting policies, the Company may identify differences between the accounting policies of the businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies other than the assumptions regarding useful lives for certain elements of property and equipment impacting depreciation expense.

4. Preliminary Purchase Price and Allocation

The following tables set forth the purchase considerations paid for the equity of NCTG as of July 20, 2021 and the remaining 50% equity interest in TAV as of September 1, 2021, the respective dates of each acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on June 30, 2021 (in thousands):

Cash paid for NCTIC	$4,453
Cash paid for NCTG	1,010
Total consideration paid.	$5,463

	NCTIC	NCTG
Cash and cash equivalents	$4,834	$9
Accounts receivable	40	-
Deferred tax assets	14	-
Investment in TAV	-	593
Other assets	4	418
Total assets acquired	4,892	1,020

Accrued expenses	169	10
Reinsurance payable	41	-
Escrow liability	3	-
Reserve for claims	209	-
Total liabilities assumed	422	10

Net assets acquired	$4,470	$1,010
Bargain purchase gain	$(17)	$-

A bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interest in the acquiree is less than the fair value of the identifiable net assets acquired. The bargain purchase gain was primarily driven by differences in NCTIC’s statutory surplus and GAAP surplus at the date of acquisition. The Company believes that the Sellers wanted to exit the business relatively quickly and there were a limited number of potential buyers due to factors inherent to the property and casualty market, which resulted in a bargain purchase gain.

On September 1, 2021, the Company acquired the remaining 50% membership interests of TAV for $2.2 million. This acquisition, combined with the July 2021 Acquisition of a 100% membership interest in NCTG, which owns a 50% membership interest in TAV, the Company now is the sole owner of TAV.

The final purchase price allocation for TAV at fair value is as follows (in thousands):

Cash paid for remaining 50% of TAV	$2,200
Fair value of initial 50% equity interest	3,564
Total consideration	$5,764

Cash and cash equivalents	$12,044
Accounts receivable	166
Prepaid expenses	76
Fixed assets	216
Total assets acquired	12,502

Accrued expenses	32
Management fee payable	455
Escrow liability	9,293
Payable to affiliate	864
Note payable	545
Total liabilities assumed	11,189

Net assets acquired	1,313
Goodwill	$4,451

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the Acquisition date. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of assets acquired and liabilities assumed is expected to be completed as soon as possible but no later than one year from the Acquisition date. The Company will adjust its estimates as needed upon the final valuation.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the unaudited pro forma balance sheet are as follows:

(A)	Represents adjustments to cash due to the following outflows as a result of the Acquisition (in thousands).

	Record cash paid to equity holders of NCTIC at closing	$(4,453)
	Record cash paid to members of NCTG	(1,010)
	Record cash paid to Fidelis for remaining 50% interest in TAV	(2,200)
	Total	(7,663)

(B)	Record elimination for NCTG’s investment in TAV in consolidation.	$(3,032)

(C)	Record investment in subsidiary pursuant to cash paid in Adjustment A.

	Record cash paid to equity holders of NCTIC at closing	$4,453
	Elimination of investment in NCTIC in consolidation	(4,453)
	Total	-

(E)	Record elimination of NCTIC’s deferred tax assets and tax receivables as a result of the Company’s full valuation allowance in consolidation.

	Eliminate NCTIC’s deferred tax asset due to the Company’s full valuation allowance	$(14)
	Eliminate NCTIC’s income tax recoverable	(4)
	Total	(18)

(F)	Record adjustment of goodwill in ONTA pursuant to acquisition of TAV	$411

(G)	Record elimination of management fee receivable from ONTA and management fee payable to NCTG in consolidation	$(418)

(H)	Record elimination of NCTIC, NCTG, and TAV’s equity in consolidation.

(I)	Adjustment to NCTIC, NCTG and TAV’s historical equity.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the unaudited pro forma statement of operations are as follows:

		Six months ended June 30, 2021	Year ended December 31, 2020
(A)	Represents adjustment to pro forma tax provision based on net impact of the Company’s net operating losses.	$1	$10

(B)	Represents adjustment to eliminate management fee income from ONTA in consolidation.	$(197)	$(162)

(C)	Represents adjustment to eliminate income from NCTG’s equity method investment in TAV in consolidation.	$(390)	$(326)

(D)	To record adjustments to general and administrative expenses in consolidation.

	Record adjustment for transaction costs incurred by the Company directly related to the Acquisition.	$132	$-
	Eliminate management fees from ONTA to NCTG in consolidation	197	162
	Total	329	162